Subject: Phoenix Plus Corporation – Investor Zoom Meeting on March 21, 2025 (Registration Required)

Dear Shareholders,

Phoenix Plus Corporation invites you to our upcoming **online-only** investor Zoom meeting on **March 21, 2025, at 2:30 PM**. This session will provide updates on our **strategic direction, upcoming action plans, and potential exit routes**. Additionally, we will address any concerns investors may have during a **10-minute Q&A session**.

Meeting Details:

📅 **Date:** March 21, 2025
⏰ **Time:** 2:30 PM (Afternoon) [Insert Time Zone]
📍 **Platform:** Zoom (Online Only)
⏳ **Q&A Session:** 10 minutes

⚠️ **Registration Required**
To attend, please register via the link below. The Zoom meeting link will be emailed upon successful registration.
🔗 **Register Here**

🚫 **No Physical Meeting & No Recording Available**

We encourage all shareholders to participate, as your insights and engagement are valuable to us. Please submit any questions in advance via the registration form.

We look forward to your participation.

Best regards,
Lee Chong Chow
Chief Executive Officer
Phoenix Plus Corporation